EXHIBIT 10.12

[*]

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Amended and Restated Patent License Agreement

Agreement No. PM1401501

This Amended and Restated Patent License Agreement (“Patent License Agreement”) is between the Licensor and the Licensee identified below (collectively, “Parties”, or singly, “Party”).

Background

Licensor owns or controls Patent Rights. Licensee desires to secure the right and license to use, develop, manufacture, market, and commercialize the Patent Rights. Licensor has determined that such use, development, and commercialization of the Patent Rights is in the public’s best interest and is consistent with Licensor’s educational and research missions and goals. Licensor desires to have the Patent Rights developed and used for the benefit of Licensee, the inventors, Licensor, and the public.

Licensor has previously entered into two separate license agreements with subsidiaries of Aeglea BioTherapeutics, Inc. (“Aeglea”). These license agreements are between Licensor and AECase, LLC (PM1401501), and AEMase, LLC (PM140161), respectively, both effective December 24, 2013 (the “Prior Agreements”). Licensor and Aeglea wish to amend certain terms of the Prior Agreements and to combine the two Prior Agreements into this single Amended and Restated Patent License Agreement. This Amended and Restated Patent License Agreement will amend, restate, and supersede the Prior Agreements in all respects.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties hereby agree as follows:

The terms and conditions of this Patent License Agreement attached hereto as Exhibit A are incorporated herein by reference in their entirety (the “Terms and Conditions”). In the event of a conflict between provisions of this Patent License Agreement and the Terms and Conditions, the provisions in this Patent License Agreement shall govern. Unless defined in this Patent License Agreement, capitalized terms used in this Patent License Agreement shall have the meanings given to them in the Terms and Conditions.

The section numbers used in the left hand column in the table below correspond to the section numbers in the Terms and Conditions.

1.	Definitions
	Effective Date	Date of last signature below
Licensor

The University of Texas at Austin, on behalf of the Board of Regents of the University of Texas System, an agency of the State of Texas, whose address is 3925 W. Braker Lane, Suite 1.9A (R3500), Austin, Texas 78759.

Licensee	Aeglea BioTherapeutics, Inc.
Contract Year and Contract Quarters	Contract Year is 12-month period ending on December 31 and Contract Quarters are 3-month periods ending on March 31, June 30, Sept. 30, Dec. 31
Territory	World-wide
Field	All fields

Patent Rights
App. No./ Date of Filing	Title	Inventor(s)	Jointly Owned? (Y/N; if Y, with whom?)	Prosecution Counsel
US61/871,727 filed 8/29/2013	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
US61/948,106 filed 03/05/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
US14/472,779 filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
South Korea 10-2016-7008 299 filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
PCT/US2014/0 53374 filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
JP filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Israel 244263 I filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Europe 14839001.6 filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
China 201480054224.9 filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Canada 2,922,557 filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Australia 2014312168 filed 08/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
US61/871,768 filed 08/29/2013	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (614 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC

Licensee: Aeglea BioTherapeutics, Inc.CONFIDENTIALExclusive PLA

The University of Texas at AustinPage 2Agreement No. PM1401501

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Patent Rights
App. No./ Date of Filing	Title	Inventor(s)	Jointly Owned? (Y/N; if Y, with whom?)	Prosecution Counsel
US14/472,750 filed 08/29/2013	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
South Korea 10-2016-7007-045 filed 08/29/2014	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
PCT/U52014/ 053359 filed 08/29/2014	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
JP filed 08/29/2014	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Israel 244261 filed 08/29/2014	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Europe 14841106.9 filed 08/29/2014	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
China 20140050681.0 filed 08.29.2014	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Canada 2,922,550 filed 08/29/2014	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Australia 2014312159 filed 08/29/2014	Engineered Human Methionine Gamma Lyase Enzymes and Pharmacological Preparations Thereof (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
USPTO Entity Status as of Effective Date		Check one box: Small☐ Large☐

*Confidential Treatment Requested.

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2.4	Diligence Milestones
	Diligence Milestones and deadlines (see Section 20.1)	Diligence Milestones	Deadlines
		[*]	[*]
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*Confidential Treatment Requested.

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3.	Compensation
3.1(a)	Patent expenses due upon Effective Date	Amount	Based on invoices received as of:
		[*]	[*]

3.1(b)	Milestone fees
		Milestone Events	Milestone Fees
		[*]	[*]
		[*]	[*]
		[*]	[*]
		[*]	[*]
		[*]	[*]
		[*]	[*]
		7.Obtain Regulatory Approval in any country [*]	$5,000,000
		8.Obtain Regulatory Approval in any country [*]	$5,000,000
		9.Obtain Regulatory Approval for an additional indication in any country [*]	$500,000
		10.Obtain Regulatory Approval for an additional indication in any country [*]	$500,000

*Confidential Treatment Requested.

3.1(c)	Scheduled license fee payments	[*]
3.1(d)	Sublicense Fees

25% of Non-Royalty Sublicensing Consideration from a Sublicense Agreement fully signed before [*]

20% of Non-Royalty Sublicensing Consideration from a Sublicense Agreement fully signed on or after [*] and before [*]

15% of Non-Royalty Sublicensing Consideration from a Sublicense Agreement fully signed on or after [*] and before [*]

6.5% of Non-Royalty Sublicensing Consideration Agreement signed on or after [*]

3.1(e)	Assignment Fee	[*]
3.2	Running royalty rate (applies to Net Product Sales by Licensee, Affiliates and Sublicensees)	[*]

18.	Contact Information

Licensee: Aeglea BioTherapeutics, Inc.CONFIDENTIALExclusive PLA

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Licensee Contacts	Licensor Contacts

Contact for Notice:

Attn: David G. Lowe

Aeglea BioTherapeutics, Inc.

901 S. MoPac Expressway

Barton Oaks Plaza One

Suite 250

Austin, TX 78746

Fax: (512) 872-5121

Phone: (512) 942-2935

E-mail: David@aegleabio.com

Accounting contact:

Attn: Charles York

Aeglea BioTherapeutics, Inc.

901 S. MoPac Expressway

Barton Oaks Plaza One

Suite 250

Austin, TX 78746

Fax: (512) 872-5121

Phone: (512) 942-2935

E-mail: cyork@aegleabio.com

Patent prosecution contact:

Attn: Head of Business and

Corporate Development

Aeglea BioTherapeutics, Inc.

901 S. MoPac Expressway

Barton Oaks Plaza One

Suite 250

Austin, TX 78746

Fax: (512) 872-5121

Phone: (512) 942-2935

E-mail:David@aegleabio.com

contracts@aegleabio.com

With a copy to:

Attn: Erin Thomson

Vinson & Elkins LLP

2801 Via Fortuna

Suite 100

Austin, TX 78746

Phone: (512) 542-8762

E-mail: ethomson@velaw.com

Contact for Notice:

Attn: Contract Manager

3925 W. Braker Lane, Suite 1.9A (R3500)

Austin, TX 78759

Fax: 512 475-6894

Phone: 512 471-2995

E-mail: licensing@otc.utexas.edu

Payment and reporting contact:

Checks payable to “The University of Texas at Austin”

Attn: Accounting

3925 W. Braker Lane, Suite 1.9A (R3500)

Austin, TX 78759

Fax: 512 475-6894

Phone: 512 471-2995

E-mail: accounting@otc.utexas.edu

Patent prosecution contact:

Attn: Patents

3925 W. Braker Lane, Suite 1.9A (R3500)

Austin, TX 78759

Fax: 512 475-6894

Phone: 512 471-2995

E-mail: patents@otc.utexas.edu

For Licensor Administrative Purposes Only
Changes to Standard Form Terms and Conditions Yes

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20.Special Provision. The Parties hereby agree to the following special provisions set forth in this Section 20 with respect to this Patent License Agreement.

20.1Diligence Milestones.

20.1.1Upon written request from Licensee to Licensor given prior to the scheduled deadline date to achieve a particular Diligence Milestone set forth in Section 2.4, Licensee may request a [*] extension of said Diligence Milestone deadline date; and said request shall be accompanied by evidence that demonstrates to Licensor’s reasonable satisfaction that Licensee (and/or its Affiliates and Sublicensees) have been devoting continued diligent efforts to achieve said Diligence Milestone; and Licensor shall grant the requested extension if Licensor approves the evidence and efforts, which approval will not be withheld unreasonably.

*Confidential Treatment Requested.

20.1.2If a first extension has been granted pursuant to Section 201.1 for a particular Diligence Milestone deadline, Licensee may request a [*] extension for the same Diligence Milestone deadline, which request shall be made in accordance with the provisions set forth in Section 20.1.1; and if Licensor grants said request, Licensee shall pay [*] to Licensor as consideration for this second extension, payable within thirty (30) days after Licensee receives written notice that Licensor is willing to grant the extension, which extension will not be effective if said consideration is not paid by said due date. Any failure to so pay said consideration shall not entitle Licensee to make a later delayed payment during any default cure period that is otherwise specified in this Agreement for curing other defaults.

20.2Prior to the assignment of this Patent License Agreement to a third party, “Non-Royalty Sublicensing Consideration” shall be as follows:

[*]

After the assignment of this Patent License Agreement to a third party, “Non-Royalty Sublicensing Consideration” shall be defined as follows:

[*]

20.3If the Parties mutually determine that the rights granted by this Patent License Agreement are essential to the Licensee’s use of any University Invention arising under Sponsored Research Agreement UTA13-001113, then such University Invention shall be included in this Patent License Agreement, upon Licensee’s payment to Licensor of a fee of [*].

20.4This Patent License Agreement replaces and supersedes the Prior Agreements in all respects.

21.No Other Promises and Agreements; Representation by Counsel. Each Party expressly warrants and represents and does hereby state and represent that no promise or agreement which is not herein expressed has been made to such Party in executing this Patent License Agreement except those explicitly set forth herein and in the Terms and Conditions, and that such Party is not relying upon any statement or representation of the other Party or its representatives. Each Party is relying on it’s own judgment and has had the opportunity to be represented by legal counsel. Each Party hereby warrants and represents that it understands and

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agrees to all terms and conditions set forth in this Patent License Agreement and said Terms and Conditions.

22.Deadline for Execution by Licensee.  If this Patent License Agreement is executed first by the Licensor and is not executed by the Licensee and received by the Licensor at the address and in the manner set forth in Section 18 of the Terms and Conditions within thirty (30) days of the date of signature set forth under the Licensor’s signature below, then this Patent License Agreement shall be null and void and of no further effect.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Patent License Agreement.

LICENSOR: THE UNIVERSITY OF TEXAS AT AUSTIN

ON BEHALF OF TH BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By:  /s/ Daniel W. Sharp, J.D.
Daniel W. Sharp, J.D.

Associate Vice President for Research and Director, Office of Technology Commercialization

Date 1/30/17

LICENSEE: Aeglea BioTherapeutics, Inc. By /s/ David G. Lowe David G. Lowe President and Chief Executive Officer Date 31 January 2017

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Exhibit A
Terms and Conditions of Patent License

These Terms and Conditions of Patent License (“Terms and Conditions”) are incorporated by reference into the Patent License Agreement to which they are attached. All Section references in these Terms and Conditions shall be references to provisions in these Terms and Conditions unless explicitly stated otherwise.

1.	Definitions

“Affiliate” of a Party means any person, corporation or other business entity which, directly or indirectly through one or more intermediaries, actually controls, is actually controlled by, or is under common control with that Party. As used in this paragraph, “control” means to possess, directly or indirectly, the power to affirmatively direct the management and policies of such person, corporation or other business entity, whether through ownership of at least fifty percent (50%) of the voting securities or by contract relating to voting rights or corporate governance.

“Agreement” means collectively (i) these Terms and Conditions, and (ii) the Patent License Agreement.

“BLA” means Biological License Application, as defined in the U.S. Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as well as any equivalent foreign application, registration or certification in the relevant country, such as a Marketing Approval Application in Europe, in each case with respect to a Licensed Product.

“Change of Control” with respect to any Party means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act) of securities representing fifty percent (50%) or more of the total voting power represented by such Party’s then -outstanding voting securities; or (ii) the consummation of (A) a merger or consolidation of such Party with any other corporation, other than a merger or consolidation which would result in the voting securities of such Party outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of such Party, such surviving entity or the entity that controls such Party or such surviving entity outstanding immediately after such merger or consolidation, or (iii) the sale or disposition by such Party, to a third party which is not an Affiliate of such Party, of all or substantially all such Party’s assets.

“Commercially Reasonable Efforts” means the expenditure of those efforts and resources used consistent with the usual practice of similarly situated companies in pursuing development or commercialization of its other similar pharmaceutical products with similar market potential and at a similar stage in development.

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“Contract Quarter” means the three-month periods indicated as the Contract Quarter in Section 1 of the Patent License Agreement, or any stub period thereof at the commencement of the Agreement or the expiration or termination of the Agreement.

“Contract Year” means the 12-month periods indicated as the Contract Year in Section 1 of the Patent License Agreement, or any stub period thereof at the commencement of the Agreement or the expiration or termination of the Agreement.

“Covered” means that with respect to a Patent Right, but for the license granted under this Agreement, the use, manufacture, sale, offer for sale, development, commercialization or importation of the subject matter in question by an unlicensed entity would infringe a Valid Claim of a Patent Right.

“Cumulative Received Capital” means the total funding received by Licensee and its Affiliates after the Equity Financing which funding may be received in connection with any type of transaction, including, without limitation, grants, financings, licensing, research and development, and strategic collaborations.

“Effective Date” means the date indicated as the Effective Date in Section 1 of the Patent License Agreement.

“Enzyme” means [*]

*Confidential Treatment Requested.

“Equity Financing” means a transaction or series of related transactions in which License and/or its Affiliates receive at least [*] in in cumulative proceeds from the sale of equity.

“Fair Market Value” means the cash consideration an unaffiliated, unrelated buyer would pay in an arm’s length sale of a substantially identical item sold in the same quantity, under the same terms, and at the same time and place.

“Field” means the field indicated as the Field identified in Section 1 of the Patent License Agreement.

“Government” means any agency, department, unit, or other instrumentality of the United States of America, or any foreign country, or any province, state, county, city or other political subdivision (including any supra-national agency such as in the European Union).

“Gross Consideration” means all cash and non-cash consideration (e.g., securities).

“IND” means an Investigational New Drug Application, as defined in the U.S. Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or comparable filing in a foreign jurisdiction, in each case with respect to a Licensed Product.

“Licensed Process” means a method or process whose practice or use is Covered by a Valid Claim.

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“Licensed Product” means any product or component (i) whose manufacture, use, sale, offer for sale or import is Covered by any Valid Claim, or (ii) which is made using a Licensed Process.

“Licensee” means the Party identified as the Licensee in Section 1 of the Patent License Agreement.

“Licensor” means the Party identified as the Licensor in Section 1 of the Patent License Agreement.

“Milestone Fees” means all fees identified as Milestone Fees in Section 3.1(b) of the Patent License Agreement.

“Net Product Sales” means [*]

*Confidential Treatment Requested.

“Patent License Agreement” means the particular Patent License Agreement to which these Terms and Conditions are attached and incorporated into by reference.

“Patent Rights” means the Licensor’s rights in (a) the patents and patent applications listed in Section 1 of the Patent License Agreement; (b) all non-provisional patent applications that claim priority to any provisional application listed in Section 1 of the Patent License Agreement; and (c) all divisionals, continuations, and such claims of continuations-in-part as are entitled to claim priority to the aforesaid patents and/or patent applications, and all reissues, reexaminations, extensions of, and foreign counterparts; and (d) any patents that issue with respect to the aforesaid patent applications. From time to time during the term of the Agreement, upon written agreement by both Parties, Licensee and Licensor shall update the list of all patent applications and patents within the Patent Rights.

“Phase II” means a means a human clinical trial of a Licensed Product, including possibly pharmacokinetic studies, the principal purpose of which is to make a preliminary determination that such Product is safe in a patient population for its intended use and to obtain sufficient information about such Product’s efficacy to permit the design of further clinical trials, and generally consistent with 21 CFR § 312.21(b). Said trial may be conducted in any country.

“Phase III” means a human clinical trial of a Licensed Product, which trial is designed to: (a) establish that a Licensed Product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; (c) support regulatory approval of such Licensed Product; and (d) be generally consistent with 21 CFR § 312.21(c). Said trial may be conducted in any country.

“Prosecution Counsel” means the law firm or attorney who is handling the prosecution of the Patent Rights. Prosecution Counsel as of the Effective Date is identified in Section 1 of the Patent License Agreement.

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“Quarterly Payment Deadline” means the day that is ninety (90) days after the last day of any particular Contract Quarter.

“Regulatory Approval” means, with respect to any country, any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any Regulatory Authority necessary for the manufacture, use, storage, import, transport, marketing, and sale (including packaging and labeling) of a product for human use in a country, including approvals of BLAs and NDAs in the United States (and any foreign counterparts or equivalents).

“Regulatory Authority” means any federal, national, multinational, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity having jurisdiction over the manufacture, use, storage, import, transport, marketing, and sale (including packaging and labeling)of a Licensed Product in the Territory.

“Sublicense Agreement” means any agreement or arrangement pursuant to which Licensee (or an Affiliate or Sublicensee) grants to any third party any license rights of Licensee under the Agreement.

“Sublicense Fee” means the fee specified in Section 3.1(d) of the Patent License Agreement.

“Sublicensee” means any entity to whom an express sublicense has been granted under the Patent Rights.

“Territory” means the territory so indicated as the Territory in Section 1 of the Patent License Agreement.

“Valid Claim” means a claim of (i) an issued and unexpired patent included within the Patent Rights unless the claim has been held unenforceable or invalid by the final, un-reversed, and un-appealable decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or determined to be invalid, un-patentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (ii) a pending patent application within the Patent Rights to the extent the claim continues to be prosecuted in good faith provided that if a particular claim has not issued within five (5) years of its initial non-provisional, national-stage filing, it shall not be considered a Valid Claim for purposes of this Agreement unless and until such claim is included in an issued patent and qualifies under subsection (i) of this definition.

2.	License Grant and Commercialization
2.1	Grant
(a)

Licensor grants to Licensee a royalty-bearing exclusive license (with the right to sublicense as set forth in Section 2.3) under Patent Rights for the Field and in the Territory to make, have made, distribute, have distributed,

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use, offer for sale, sell, lease, loan, export and/or import Licensed Products.
(b)

This grant is subject to any rights of, or obligations to, the Government as set forth in Section 11.2 (Government Rights). Subject to Licensor’s confidentiality obligations under Article 8, Licensor retains the right to practice the Patent Rights for its non-commercial teaching, research, education, and other educationally-related purposes, including the right to (i) publish the scientific findings from such research and (ii) grant third party not-for-profit institutions rights under the Patent Rights solely for non-commercial teaching, research, education, and other educationally-related purposes. In the event Licensor’s Office of Technology Commercialization (“OTC”) becomes aware of any proposed publication, including without limitation by George Georgiou, any researcher working with George Georgiou, or otherwise, that the OTC understands is likely to include the Licensed Products, then OTC agrees to use reasonable efforts  to submit said publication for review by Licensee in advance of publication and to give due consideration to any responsive comments by Licensee. Said draft publication shall be treated as Licensor’s Confidential Information pursuant to Section 8 hereof.

(c)	Licensor reserves all rights not expressly granted in the Agreement and disclaims the grant of any implied rights to Licensee.
2.2	Affiliates

Licensee may extend the license granted herein to any Affiliate provided that the Affiliate agrees in writing to be bound by the Agreement to the same extent as Licensee. Licensee agrees to deliver such written agreement to Licensor within thirty (30) calendar days following execution. No additional consideration above the consideration defined in this Patent License Agreement shall be due to Licensor in connection with such extension.

2.3	Sublicensing

Licensee and its Affiliates have the right to grant Sublicense Agreements under the Patent Rights. Each such Sublicense Agreement must be consistent with the terms of the Agreement, subject to the following:

(a)

Each Sublicensee shall be a party to a Sublicense Agreement that is consistent with, no less protective of Licensor’s rights than, and does not conflict with, the terms of this Agreement, and shall include terms and conditions reasonably sufficient to enable Licensee to comply with the terms of this Agreement, including Sublicensor’s right to terminate such Sublicense Agreement if Sublicensee challenges the validity of any Patent Rights in any legal proceeding. Each Sublicense Agreement shall be granted for material consideration. In the event of termination of the

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Agreement, continued sublicense rights shall be governed by Section 7.5(a) (Effect of Termination). Sublicensees shall have the unlimited right to grant further sublicenses under any sublicense granted by the Licensee or its Affiliates pursuant to this Agreement, provided that (i) a sublicensee of such Sublicensee shall not have the right to grant further sublicenses without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed, (ii) any sub-sublicense complies with the terms of this section, and (iii) such sub-sublicense is granted only to the extent it is necessary for commercialization of Licensed Products.

(b)

Licensor shall be given a true, complete, and correct copy of each Sublicense Agreement granted by Licensee or an Affiliate, and any modification or termination thereof, within thirty (30) days following the applicable execution of the respective Sublicense Agreement or any amendment to such Sublicense Agreement, and notwithstanding anything to the contrary herein, such Sublicense Agreement shall be deemed Licensee’s Confidential Information. If the Sublicense Agreement is not in English, Licensee shall provide Licensor an accurate English translation of the sublicense. Licensee may redact portions of the Sublicense Agreement which constitute sensitive confidential information, as long as such information is not necessary to calculate or verify amounts owed to Licensor under this Patent License Agreement. Licensee will use good faith efforts to obtain the right to disclose to Licensor copies of any sub-sublicense agreements in a manner consistent with the provisions of this Section 2.3(b).

(c)

Notwithstanding any such Sublicense Agreement, Licensee will remain primarily liable to Licensor for all of the Licensee’s duties and obligations contained in the Agreement, including without limitation the payment of running royalties due under Section 3.2.

2.4	Diligent Commercialization

Licensee by itself, or through its Affiliates and Sublicensees, will use Commercially Reasonable Efforts to research, develop and commercialize at least one Licensed Product in the Field in the Territory. Without limiting the foregoing, Licensee will fulfill the Diligence Milestones specified in Section 2.4 of the Patent License Agreement by the deadlines indicated therein and (c) use diligent and Commercially Reasonable Efforts to perform and complete the plans described in the annual report submitted pursuant to Section 4.2 (Annual Written Progress Report). Licensor hereby agrees that the efforts of Sublicensees, Affiliates, and any third party contractors shall be deemed the acts of Licensee for purposes of satisfying this Section 2.4, and for the purposes of fees due under Section 3.1(b) of the Patent License Agreement.

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3.	Compensation

In consideration of rights granted to Licensee, Licensee will pay Licensor the following fees and royalties. All fees and royalties are not refundable and are not creditable against other fees and royalties. Each payment will reference the Patent License Agreement number and will be sent to Licensor’s payment and accounting contact in Section 18 (Notices) of the Patent License Agreement.

3.1	Non-Royalty Payments due from Licensee
(a)

Patent Expenses. Licensee will reimburse Licensor for the past patent expenses stated in Section 3.1(a) of the Patent License Agreement within thirty (30) days after the Effective Date. The stated amount is the current estimate for past patent expenses based on invoices received by the Licensor through the stated date. Licensee’s obligations to pay all past and future patent expenses pursuant to Section 6 (Patent Expenses and Prosecution) will not be limited by such amount.

Milestone Fees. Licensee will pay Milestone Fees indicated in Section 3.1(b) of the Patent License Agreement by the Quarterly Payment Deadline for the Contract Quarter in which the Milestone Events set forth in Section 3.1(b) of the Patent License Agreement are achieved. Notwithstanding anything to the contrary, each Milestone Fee is payable only once under this Agreement, with respect to the initial accomplishment thereof, regardless of the number of Licensed Products (or indications therefor) or the number of times such Milestone Event may be achieved. [*]

*Confidential Treatment Requested.

(c)

Scheduled License Fees. Licensee will pay license fees in the amounts set forth in Sections 3.1(c) of the Patent License Agreement. Licensor will invoice Licensee for such fees in accordance with the stated schedule (i.e., thirty (30) days prior to the due date). Such invoices will be due and payable within thirty (30) days from the date of invoice.

(d)	Sublicense Fees. Licensee will pay Sublicense Fees indicated in Section 3.1(d) of the Patent License Agreement on or before the Quarterly Payment Deadline for the Contract Quarter.
(e)

Assignment Fee. In the event Licensee assigns this Patent License Agreement to a third party that is not an Affiliate of Licensee, or if Licensee assigns this Patent License Agreement in connection with a Change of Control, Licensee will pay the Assignment Fee forth in Section 3.1(e) of this Agreement within fifteen (15) days of the effective date of such assignment. Assignment Fee shall not be due for an assignment of this Patent License Agreement to an Affiliate of Licensee that is not made in connection with a Change of Control; provided, however, that if such Affiliate ceases to be an Affiliate of Licensee, then an Assignment Fee

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shall become due and payable to Licensor within fifteen (15) days after such Affiliate ceases to be an Affiliate of Licensee. Assignments are further governed by Section 15 below.
3.2	Royalties

Licensee will pay a running royalty at the rate set forth in Section 3.2 of the Patent License Agreement [*], payable on or before the Quarterly Payment Deadline for such Contract Quarter, subject to the following:

*Confidential Treatment Requested.

(b)

No more than one royalty shall be paid to Licensor hereunder with respect to the sale of any one unit of Licensed Product, whether or not more than one patent or Valid Claim is applicable to the Licensed Product, or the development, manufacture, or performance thereof.

(c)

If Licensee, an Affiliate, or a Sublicensee reasonably determines that it is necessary or advisable to obtain a license to any patent(s) or patent application(s) owned, licensed, or controlled by a third party in any country of the Territory, then Licensee shall be entitled to deduct [*] of the consideration paid to any such third party for any such rights in a particular country (such consideration, “Third Party Royalties”) from any payments due Licensor under Section 3.2(a) of this Agreement for Net Product Sales in that particular country, provided that such amounts payable shall not be reduced, with respect to any Contract Quarter below [*] of the amounts otherwise due Licensor with respect to such Contract Quarter for said Net Product Sales without such offset (with any amount of any such consideration not used to reduce payments due Licensor hereunder as a result of such limit remaining available for deduction from amounts due Licensor in future Contract Quarter for Net Product Sales in that particular country, subject to such [*] limit in each Contract Quarter) Licensee, Affiliate, or Sublicensee reasonably determines that it is necessary or advisable to obtain a license to any patent(s) or patent application(s) owned, licensed, or controlled by a Third Party

(d)

Should a compulsory license be granted, or be the subject of a possible grant, to a third party under the applicable laws, rules, regulations, guidelines, or other directives of any Government in the Territory under the Patent Rights, the Party receiving notice thereof or otherwise becoming aware thereof shall promptly notify the other Party thereof, including any material information concerning such compulsory license, and the total amount payable under Section 3.2(a) with respect to sales of Licensed Products in such country will be adjusted to match any lower amount such third party may be allowed to pay with respect to the sales of such Licensed Products in such country, with such lower amount subject to further adjustments pursuant to Sections 3.2(c) above.

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(e)

Subject to any earlier termination of this Agreement, amounts due under Section 3.2(a) shall only be payable on a country-by-country and Licensed Product-by-Licensed Product basis for Licensed Products that are made or sold in a particular country prior to the first date on which there are no Valid Claims of any Patent Right Covering such Licensed Product in such country, (such period for a particular Licensed Product in a particular country, the “Royalty Term” for such Licensed Product in such country) .

3.3	Non-cash Consideration

If Licensee receives or anticipates receipt of non-cash consideration from sales of Licensed Products or Sublicense Agreements, the manner in which Licensor will receive its compensation under the Agreement with respect to such non-cash consideration will be negotiated in good faith and timely agreed to by the Parties.

4.	Reports and Plans

The reports specified in this Section 4 will be sent to Licensor’s payment and reporting contact identified in Section 18 (Notices) of the Patent License Agreement. Any special formatting requirements for such reports shall be mutually agreed upon in writing by Licensor and Licensee.

4.1	Quarterly Payment and Milestone Reports

On or before each Quarterly Payment Deadline, Licensee will deliver to Licensor a true and accurate report, certified by an officer of Licensee, giving such particulars of the business conducted by Licensee, its Affiliates and its Sublicensees (including copies of reports provided by Sublicensees and Affiliates to Licensee) during the preceding Contract Quarter under the Agreement as necessary for Licensor to account for Licensee’s payments hereunder, even if no payments are due. The reports shall continue to be delivered after the termination or expiration of the Agreement until such time as all Licensed Products permitted to be sold after termination or expiration have been sold or destroyed. Licensee shall provide information in sufficient detail to enable the royalties payable hereunder to be determined and to calculate all of the amounts payable under the Agreement. The report shall include:

(a)	The name of the Licensee, the Patent License Agreement number, and the period covered by the report;
(b)	The name of any Affiliates and Sublicensees whose activities are also covered by the report;
(c)	Identification of each Licensed Product for which any royalty payments have become payable;
(d)	Net Product Sales segregated on a product-by-product basis, and a country-by-country basis, or an affirmative statement that no Sales were

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made. The report shall also itemize the permitted deductions from the gross revenue used to arrive at the resulting Net Product Sales on a product-by-product basis;
(e)	The applicable royalty rate;
(f)

An affirmative statement of whether any milestones with deadlines in that Contract Quarter under Section 2.4 and any milestones under Section 3.1(b) were met or not, and the resulting Milestone Fee payable;

(g)	Non-Royalty Sublicensing Consideration received by Licensee segregated on a Sublicense Agreement -by-Sublicense Agreement basis, or an affirmative statement that none was received;
(h)	If any consideration was received in currencies other than U.S. dollars, the report shall describe the currency exchange calculations; and
(i)	Any changes in accounting methodologies used to account for and calculate the items included in the report since the previous report.
4.2	Annual Written Progress Report and Commercialization Plan

Within forty-five (45) days following the end of each Contract Year until the year following the year in which the first commercial sale of a Licensed Product occurred , Licensee will deliver to Licensor a true and accurate written progress report and commercialization plan, certified by an officer of Licensee, that summarizes (i) Licensee’s efforts and accomplishments during the Contract Year to diligently commercialize Licensed Products, and (ii) Licensee’s development and commercialization plans with respect to Licensed Products for the next Contract Year. The report shall also cover such activities by Affiliates and Sublicensees. The report shall contain the following information to the extent relevant to the activities under the Agreement:

(a)	The name of the Licensee, the Patent License Agreement number, the names of any Affiliates and Sublicensees, and the products and services being developed and/or commercialized;
(b)	The progress toward completing and the plans for completing the applicable milestone events pursuant to Sections 2.4 and 3.1(b);
(c)

The research and development activities, including status and plans for obtaining any necessary governmental approvals, performed during the past year, and the plans for research and development activities for the next year; and

(d)	The marketing activities for the past year and planned for the next year, and Licensee’s internal estimate for sales for the next year.

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5.	Payment, Records, and Audits
5.1	Payments

All amounts referred to in the Patent License Agreement are expressed in U.S. dollars without deductions for taxes, assessments, fees, or charges of any kind. Each payment will reference the agreement number set forth at the beginning of the Patent License Agreement. All payments to Licensor will be made in U.S. dollars by check or wire transfer (Licensee to pay all wire transfer fees) payable to the payee identified in Section 18 of the Patent License Agreement and sent to the payment and reporting contact in Section 18 (Notices) of the Patent License Agreement.

5.2	Sales Outside the U.S.

If any currency conversion shall be required in connection with the calculation of payments hereunder, such conversion shall be made using the rate used by Licensee for its financial reporting purposes in accordance with Generally Accepted Accounting Principles (or foreign equivalent) or, in the absence of such rate, using the average of the buying and selling exchange rate for conversion between the foreign currency and U.S. Dollars, for current transactions as reported in The Wall Street Journal on the last business days of the Contract Quarter to which such payment pertains. Licensee may not make any tax withholdings from payments to Licensor, but Licensor agrees to supply to Licensee, upon written request, appropriate evidence from appropriate U.S. governmental agencies showing that Licensor is a resident of the United States of America for purposes of the U.S. income tax laws and is tax-exempt under such income tax laws.

5.3	Late Payments

Undisputed amounts that are not paid when due will accrue a late charge from the due date until paid, at a rate equal to 1.0% per month (or the maximum allowed by law, if less).

5.4	Records

For a period of four years after the Contract Quarter to which the records pertain, Licensee agrees that it and its Affiliates and Sublicensees will each keep complete and accurate records of their Net Product Sales, Milestone Fees, and Non-Royalty Sublicensing Consideration in sufficient detail to enable such payments to be determined and audited.

5.5	Auditing

Licensee and its Affiliates will permit an independent certified public accountant designated by Licensor and approved in writing by Licensee (which approval shall not be unreasonably withheld or delayed), at Licensor’s expense, to examine

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books, ledgers, and records relating solely to amounts payable hereunder, during regular business hours, at Licensee’s or its Affiliate’s place of business, on at least thirty (30) days advance notice, to the extent necessary to verify any payment required under the Agreement. For each Sublicensee, Licensee shall obtain such audit rights for Licensor or itself. If Licensee obtains such audit rights for itself, it will promptly conduct an audit of the Sublicensee’s records upon Licensor’s request and at Licensor’s expense, and Licensee will furnish to Licensor a copy of the findings from such audit. No more than one audit of Licensee, each Affiliate, and each Sublicensee shall be conducted under this Section 5.5 in any calendar year. If any amounts due Licensor have been underpaid, then Licensee shall immediately pay Licensor the amount of such underpayment plus accrued interest due in accordance with Section 5.3. If the amount of underpayment is equal to or greater than 5% of the total amount due for the records so examined, Licensee will pay the cost of such audit. Such audits may, if mutually agreed upon in writing by Licensor and Licensee, consist of a self-audit conducted by Licensee at Licensor’s expense and certified in writing by an authorized officer of Licensee. If the amounts due Licensor have been overpaid, the balance of overpayment shall be credited toward the next payment of monies owed Licensor. All information examined pursuant to this Section 5.5 shall be deemed to be the Confidential Information of the Licensee.

6.	Patent Expenses and Prosecution
6.1	Patent Expenses

Licensee shall reimburse Licensor for all past documented, out-of-pocket expenses incurred by Licensor for filing, prosecuting, enforcing, defending and maintaining Patent Rights and related patent searches through the Effective Date of the Agreement, including those identified in Section 3.1(a) of the Patent License Agreement, and all such future expenses incurred by Licensor, for so long as, and in such countries as the Agreement remains in effect. Licensee will reimburse such patent expenses, within thirty (30) days after Licensee’s receipt of an invoice, with such payment being made either directly to Prosecution Counsel or to Licensor, as elected by Licensor in writing on or before the date of the applicable invoice. Patent expense payment delinquencies (whether owed directly to Prosecution Counsel or to Licensor) that are not in dispute in good faith will be considered a payment default under Section 7.3(a).

6.2	Direction of Prosecution

Licensor will apply for, prosecute, and maintain during the term of this Agreement, the Patent Rights in the United States and in the foreign countries listed in Schedule 6.2 hereto. Licensor will confer with Licensee to develop a strategy for the prosecution and maintenance of Patent Rights. Licensor will request that copies of all documents prepared by the Prosecution Counsel for submission to governmental patent offices be provided to Licensee for review and comment prior to filing, to the extent practicable under the circumstances.

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Licensee will be given reasonable opportunities to advise Licensor in the filing, prosecution, and maintenance of Patent Rights. At Licensee’s request, and reasonably in advance of any filing, fee, or other action deadlines, Licensee shall be provided with copies of all prosecution documents relating to Patent Rights so that Licensee may have the opportunity to offer comments and remarks thereon, such comments and remarks to be given due consideration by Licensor. At its discretion, Licensor may allow Licensee to instruct Prosecution Counsel directly, provided, that (a) Licensor will maintain final authority in all decisions regarding the prosecution and maintenance of the Patent Rights, (b) Licensor may revoke this authorization to instruct Prosecution Counsel directly at any time, and (c) the Prosecution Counsel remains counsel to the Licensor with an appropriate contract (and shall not jointly represent Licensee unless requested by Licensee and approved by Licensor, and an appropriate engagement letter and conflict waiver are in effect). If Licensee wishes to instruct Prosecution Counsel directly or change Prosecution Counsel, Licensee may request to do so by following the Licensor’s procedures for such. Licensor reserves in its sole discretion the ability to change Prosecution Counsel and to approve or disapprove any requested changes by Licensee. The Parties agree that they share a common legal interest to get valid enforceable patents and that Licensee will maintain as privileged all information received pursuant to this Section.

6.3	Ownership

All patent applications and patents will be in the name of Licensor (and any co-owner identified in Section 1 of the Patent License Agreement) and owned by Licensor (and such co-owner, if any). No payments due under the Patent License Agreement will be reduced solely as the result of co-ownership interests in the Patent Rights by Licensee or any other party.

6.4	Additional Foreign Filings

If Licensee wishes to pursue patent protection in countries other than the U.S., and the foreign countries listed in Schedule 6.2 hereto, then (i) Licensee shall notify Licensor in writing, subject to applicable bar dates, of such foreign countries in sufficient time to reasonably enable the preparation of such additional filings, (ii) Licensor will apply for, prosecute, and maintain during the term of this Agreement, the Patent Rights in such foreign countries, and (iii) Schedule 6.2 shall be automatically amended to include such foreign countries. If Licensee notifies Licensor in writing that it does not choose to pursue patent rights in a particular foreign country and Licensor chooses to do so, Licensor shall so notify Licensee and thereafter said patent application or patent shall no longer be included in the Patent Rights and Licensee shall have no further rights thereto.

6.5	Withdrawal from Paying Patent Costs

If at any time Licensee wishes to cease paying for any costs for a particular Patent Right or for patent prosecution in a particular jurisdiction, Licensee must give

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Licensor at least ninety (90) days prior written notice and Licensee will continue to be obligated to pay for the patent costs which reasonably accrue during said notice period. Thereafter, said patent application or patent shall no longer be included in the Patent Rights and Licensee shall have no further rights thereto.

6.6	U.S. Patent and Trademark Office Entity Size Status

Licensee represents that as of the Effective Date the entity size status of Licensee in accordance with the regulations of the U.S. Patent and Trademark Office is as set forth in Section 1 of the Patent License Agreement. Licensee will inform Licensor in writing on a timely basis of any change in its U.S. Patent and Trademark Office entity size status.

7.	Term and Termination
7.1	Term

Unless earlier terminated as provided herein, the term of the Agreement will commence on the Effective Date and continue on a country-by-country and Licensed Product-by-Licensed Product basis, until the expiration of the Royalty Term for a particular Licensed Product in a particular country (with the entire Agreement expiring on the expiration of the last-to-expire Royalty Term).

7.2	Termination by Licensee

Licensee, at its option, may terminate the Agreement by providing Licensor written notice of intent to terminate, which such termination effective will be ninety (90) days following receipt of such notice by Licensor.

7.3	Termination by Licensor

Licensor, at its option, may immediately terminate the Agreement, or any part of Patent Rights, or any part of Field, or any part of Territory, or the exclusive nature of the license grant, upon delivery of written notice to Licensee of Licensor’s decision to terminate, if any of the following occur:

(a)	Licensee becomes in arrears in any payments due under the Agreement, and Licensee fails to make the required payment within thirty (30) days after delivery of written notice from Licensor; or
(b)	Licensee is in breach of any non-payment provision of the Agreement, and does not cure such breach within sixty (60) days after delivery of written notice from Licensor; or

Licensor delivers notice to Licensee of [*], even in the event that Licensee cures such breaches in the allowed period, but only if [*]; or

*Confidential Treatment Requested.

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(d)

Licensee or its Affiliate or Sublicensee participates in any proceeding or action to challenge the validity, enforceability, or scope of one or more of the Patent Rights. Provided however, this section shall not be applicable in the context of a Sublicensee or Affiliate defending against a patent infringement suit initiated by licensor, or if Licensee terminates a Sublicensee (in the event Sublicensee sues Licensor) within 30 days of receiving notice from Licensor that they are being sued by the Sublicensee.

7.4	Other Conditions of Termination

The Agreement will terminate:

(a)

Immediately without the necessity of any action being taken by Licensor or Licensee, (i) if Licensee files for bankruptcy under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Act or becomes insolvent, or (ii) Licensee’s Board of Directors elects to liquidate its assets or dissolve its business, or (iii) Licensee makes an assignment for the benefit of creditors or (iv) if the business or assets of Licensee are otherwise placed in the hands of a receiver, assignee for the protection of creditors or trustee, whether by voluntary act of Licensee or otherwise; or

(b)	At any time by mutual written agreement between Licensee and Licensor.
7.5	Effect of Termination

If the Agreement is terminated for any reason:

(a)

If a Sublicensee is in good standing under its Sublicense Agreement without any uncured defaults that would otherwise have entitled the Licensee to terminate such Sublicense Agreement, the Sublicensee may request Licensor to grant a direct license to the Sublicensee on comparable terms; which request must be in writing and received by Licensor not later than thirty (30) days after any termination of the Agreement. If Licensor determines that the Sublicensee is well qualified to continue as a direct licensee, Licensor will not unreasonably withhold consent for such request; in which event, said Sublicensee and Licensor will enter into a new mutually approved written license agreement that endeavors to preserve the essential benefits for each party that they enjoyed under the prior Agreement and Sublicense Agreement. For the avoidance of doubt, during the period between the termination of the Agreement and the date on which such a mutually approved written license agreement is consummated between the Sublicensee and Licensor, the Sublicense Agreement shall be deemed to continue with the Licensor directly. If no such mutually approved written license agreement is consummated between the Sublicensee and Licensor, the Sublicense Agreement shall be deemed to be terminated.

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(b)

Licensee shall cease making, having made, distributing, having distributed, using, selling, offering to sell, leasing, loaning and importing any Licensed Products by the effective date of termination; and

(c)	Licensee shall tender payment of all accrued royalties and other accrued payments due to Licensor in accordance with the payment terms hereof; and
(d)	Nothing in the Agreement will be construed to release either Party from any obligation that matured prior to the effective date of termination; and
(e)

The provisions of Sections 8 (Confidentiality), 9 (Infringement and Litigation), 11 (Representations and Disclaimers), 12 (Limit of Liability), 13 (Indemnification), 14 (Insurance), 17 (Use of Name), 18 (Notices), and 19 (General Provisions) will survive any termination or expiration of the Agreement. In addition, the provisions of Sections 3 (Compensation), 4.1 (Quarterly Payment and Milestone Reports), 5 (Payment, Records and Audits), and 6.1 (Patent Expenses) shall survive with respect to all activities and payment obligations accruing prior to the termination or expiration of the Agreement.

8.	Confidentiality
8.1	Definition

“Confidential Information” means all information that is of a confidential or proprietary nature to Licensor or Licensee and provided by one Party to the other Party under the Agreement.

8.2	Protection and Marking

Licensor and Licensee each agree that all Confidential Information disclosed in tangible form, and marked “confidential” and forwarded to one by the other, or if disclosed orally, is designated as confidential at the time of disclosure: (i) is to be held in strict confidence by the receiving Party, (ii) is to be used by and under authority of the receiving Party only as authorized in the Agreement, and (iii) shall not be disclosed by the receiving Party, its agents or employees without the prior written consent of the disclosing Party or as authorized in the Agreement. Licensee has the right to use and disclose Confidential Information of Licensor reasonably in connection with the exercise of its rights under the Agreement, including without limitation disclosing to Affiliates, Sublicensees, potential investors, acquirers, and others on a need to know basis, if such Confidential Information is provided under conditions which reasonably protect the confidentiality thereof. Each Party’s obligation of confidence hereunder includes, without limitation, using at least the same degree of care with the disclosing Party’s Confidential Information as it uses to protect its own Confidential Information, but always at least a reasonable degree of care.

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8.3	Confidentiality of Terms of Agreement

Each Party agrees not to disclose to any third party the terms of the Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of the Agreement: (a) to advisors, actual or potential Sublicensees, acquirers or investors, and others on a need to know basis, in each case, under appropriate confidentiality obligations substantially similar to those of this Section 8; and (b) to the extent necessary to comply with applicable laws and court orders (including, without limitation, The Texas Public Information Act, as may be amended from time to time, other open records laws, decisions and rulings, and securities laws, regulations and guidance). Notwithstanding the foregoing, the existence of the Agreement shall not be considered Confidential Information.

8.4	Disclosure Required by Court Order or Law

If the receiving Party is required to disclose Confidential Information of another Party hereto, or any terms of the Agreement, pursuant to the order or requirement of a court, administrative agency, or other governmental body or applicable law, the receiving Party may disclose such Confidential Information or terms to the extent required, provided that the receiving Party shall use reasonable efforts to provide the disclosing Party with reasonable advance notice thereof to enable the disclosing Party to seek a protective order and otherwise seek to prevent such disclosure. To the extent that Confidential Information so disclosed does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information protected pursuant to Section 8.

8.5	Copies

Each Party agrees not to copy or record any of the Confidential Information of the other Party, except as reasonably necessary to exercise its rights or perform its obligations under the Agreement, and for archival and legal purposes.

8.6	Continuing Obligations

Subject to the exclusions listed in Section 8.7, the Parties’ confidentiality obligations under the Agreement will survive termination of the Agreement and will continue for a period of five (5) years thereafter.

8.7	Exclusions

Information shall not be considered Confidential Information of a disclosing Party under the Agreement to the extent that the receiving Party can establish by competent written proof that such information:

(a)	Was in the public domain at the time of disclosure; or

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(b)	Later became part of the public domain through no act or omission of the recipient Party, its employees, agents, successors or assigns in breach of the Agreement; or
(c)	Was lawfully disclosed to the recipient Party by a third party having the right to disclose it not under an obligation of confidentiality; or
(d)	Was already known by the recipient Party at the time of disclosure; or
(e)	Was independently developed by the recipient Party without use of ‘ the disclosing Party’s Confidential Information.
8.8	Copyright Notice

The placement of a copyright notice on any Confidential Information will not be construed to mean that such information has been published and will not release the other Party from its obligation of confidentiality hereunder.

9.	Infringement and Litigation
9.1	Notification

If either Licensor’s designated office for technology commercialization or Licensee becomes aware of any alleged, potential or actual infringement of Patent Rights, each Party shall promptly notify the other of such in writing. Within two (2) business days of such notification (the “SRA Notice Period”), Licensor agrees to notify Licensee in writing if the infringing party is a party to a sponsored research agreement with the Licensor [*].

*Confidential Treatment Requested.

9.2	Licensee’s Enforcement Rights

With respect to any potential infringement of the Patent Rights, Licensee shall have the first and primary right, but not the obligation, to, at its expense, initiate, prosecute, and control any action or legal proceedings, and/or enter into a settlement, including any declaratory judgment action, with respect thereto. In the event Licensor provides Licensee with an SRA Notice during the SRA Notice Period, Licensee shall not file an infringement lawsuit against the third party identified in such SRA Notice for at least [*] from the date of such SRA Notice. In any such litigation brought by Licensee, Licensee shall have the right to use and sue in Licensor’s name and join Licensor as a party to such litigation only with the prior written consent of Licensor, and Licensor shall cooperate reasonably with respect thereto, as requested and at the expense of Licensee. If, within one hundred eighty (180) calendar days of the notice in Section 9.1, Licensee has neither brought, nor is Licensee diligently prosecuting an infringement or other action with respect to such potential infringement, then Licensor shall have the right, at its expense, to bring suit to enforce such Patent Rights against such potential infringer, at its own expense, unless Licensee has provided Licensor with a reasonable strategic rationale for not taking action to

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terminate such potential infringement. Notwithstanding the foregoing, Licensor shall not, and shall not permit any third party to, proceed against an alleged infringer of the Patent Rights in the Territory (1) unless significant damages are reasonably expected to be recovered from the infringer in such proceeding and (2) without first consulting with Licensee regarding the strategy for such proceeding and considering in good faith Licensee’s comments regarding such proceeding.

9.3	Litigation Control

The Party pursuing or controlling any action or defense under Section 9.2 (the “Controlling Party”) shall be free to enter into a settlement, consent judgment, or other voluntary disposition of any such action or defense, provided, however, that (i) the Controlling Party shall consult with the other Party (the “Secondary Party”) prior to entering into any settlement or voluntary disposition thereof, (ii) any settlement, consent judgment or other voluntary disposition of such actions which (1) subjects the Secondary Party to any non-indemnified liability or obligation or (2) admits fault or wrongdoing on the part of Secondary Party must, in each case, be approved in advance and in writing by the Secondary Party, (iii) any settlement, consent judgment or other voluntary disposition of such actions which materially limits the scope, validity, or enforceability of, or otherwise may adversely affect, any Patent Rights shall not be entered into, consented to, approved, or agreed upon without the other Party’s prior written approval, and (iv) any settlement, consent judgment or other voluntary disposition of such actions that would reasonably be expected to materially adversely affect the Patent Rights or the ability of Licensee to manufacture, use, market or sell Licensed Products shall not be entered into, consented to, approved, or agreed upon without Licensee’s prior written consent. With respect to clause (ii) or (iii) above in this Section 9.3, the Secondary Party shall provide the Controlling Party notice of its approval or denial of such approval within [*] business days of any request for such approval by the Controlling Party, provided that (X) in the event Secondary Party wishes to deny such approval, such notice shall include a written description summarizing the Secondary Party’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition and (Y) Secondary Party shall be deemed to have approved such proposed settlement, consent judgment, or other voluntary disposition in the event it fails to provide such notice within such [*] business day period.

*Confidential Treatment Requested.

9.4	Sharing Net Recovery

Any recovery or damages received by the Controlling Party with respect to the infringement of the rights to the Patent Rights granted under this Agreement, or in settlement of any matter subject to Section 9.2 shall (i) first be used to reimburse the Parties pro rata for unreimbursed reasonable, documented litigation expenses (excluding, with respect to any costs or expenses incurred by Licensor, compensation of any employees or consultants of Licensor or any Affiliate thereof) incurred in connection with such action or settlement, and the remainder shall be split [*] to Controlling Party and [*] to Secondary Party. Notwithstanding

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the foregoing, the Secondary Party, at its expense, shall have the right to be represented by counsel of its choice in any proceeding governed by this Section.

*Confidential Treatment Requested.

10.	Export Compliance

Licensee understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR), and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. Licensee further understands that the U.S. export laws and regulations include (but are not limited to): (a) ITAR and EAR product/service/data-specific requirements; (b) ITAR and EAR ultimate destination-specific requirements; (c) ITAR and EAR end user-specific requirements; (d) Foreign Corrupt Practices Act; and (e) anti-boycott laws and regulations. Licensee will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information). Licensee certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the Licensed Products (including any associated products, items, article’s, computer software, media, services, technical data, and other information) in violation of applicable U.S. laws and regulations. Licensee will include a provision in its agreements, substantially similar to this Section 10, with its Sublicensees, third party wholesalers and distributors, and physicians, hospitals or other healthcare providers who purchase a Licensed Product, requiring that these parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations.

11.	Representations and Disclaimers
11.1	Licensor Representations

Except for the rights, if any, of the Government as set forth in Section 11.2, Licensor represents and warrants to Licensee that to the knowledge of Licensor’s Office of Technology Commercialization (i) Licensor is the owner of the entire right, title, and interest in and to Patent Rights (other than the right, title and interest of any joint owner identified in Section 1 of the Patent License Agreement), (ii) Licensor has the right to grant licenses hereunder, (iii) Licensor has not knowingly granted and will not knowingly grant licenses or other rights under the Patent Rights that are in conflict with the terms and conditions in the Agreement, (iv) Licensor’s execution and performance of this Agreement will not result in a breach of any other contract to which it is, or will become, a party, and (v) OTC has not received any written notification, alleging that the Patent Rights are invalid or unenforceable or that the exercise by Licensee of any rights granted hereunder will infringe on or constitute misappropriation of any patent or other proprietary right of any third party.

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11.2	Government Rights

Licensee understands that Patent Rights may have been developed under a funding agreement with Government and, if so, that Government may have certain rights relative thereto. The Agreement is made subject to the Government’s rights under any such agreement and under any applicable Government law or regulation. To the extent that there is a conflict between any such agreement, such applicable law or regulation and the Agreement, the terms of such Government agreement, and applicable law or regulation, shall prevail. Licensee agrees that, to the extent required by U.S. laws and regulations, Licensed Products used or sold in the U.S. will be manufactured substantially in the U.S., unless a written waiver is obtained in advance from the U.S. Government.

11.3	Licensor Disclaimers

EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 11.1, LICENSEE UNDERSTANDS AND AGREES THAT LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE LICENSED PRODUCTS OR LICENSED SERVICES, OR AS TO THE OPERABILITY OR FITNESS FOR ANY USE OR PARTICULAR PURPOSE, MERCHANTABILITY, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, AND/OR BREADTH OF PATENT RIGHTS. LICENSOR MAKES NO REPRESENTATION AS TO WHETHER ANY PATENT WITHIN PATENT RIGHTS IS VALID, OR AS TO WHETHER THERE ARE ANY PATENTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY LICENSOR THAT MIGHT BE REQUIRED FOR USE OF PATENT RIGHTS IN FIELD. NOTHING IN THE AGREEMENT WILL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY PATENTS OR TECHNOLOGY OF LICENSOR OTHER THAN THE PATENT RIGHTS, WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO THE PATENT RIGHTS. LICENSOR HAS NO OBLIGATION TO FURNISH TO LICENSEE ANY KNOW-HOW, TECHNOLOGY OR TECHNOLOGICAL INFORMATION.

11.4	Licensee Representation

By execution of the Agreement, Licensee represents, acknowledges, covenants and agrees (a) that Licensee has not been induced in any way by Licensor or its employees to enter into the Agreement, and (b) that Licensee has been given an opportunity to conduct sufficient due diligence with respect to all items and issues pertaining to this Section 11 (Representations and Disclaimers) and all other matters pertaining to the Agreement; and (c) that Licensee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and (d) that Licensee accepts all risks

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inherent herein. Licensee represents that it is a duly organized, validly existing entity of the form indicated in Section 1 of the Patent License Agreement, and is in good standing under the laws of its jurisdiction of organization as indicated in Section 1 of the Patent License Agreement, and has all necessary corporate or other appropriate power and authority to execute, deliver and perform its obligations hereunder.

12.	Limit of Liability

IN NO EVENT SHALL LICENSOR, THE UNIVERSITY SYSTEM IT GOVERNS, ITS MEMBER INSTITUTIONS, INVENTORS, REGENTS, OFFICERS, EMPLOYEES, STUDENTS, AGENTS OR AFFILIATED ENTERPRISES (COLLECTIVELY, “LICENSOR COVERED PARTIES”), BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER ANY SUCH PARTY KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

OTHER THAN FOR CLAIMS AGAINST LICENSEE FOR INDEMNIFICATION PROVIDED UNDER SECTION 13 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL LICENSEE, ITS AFFILIATES OR SUBLICENSEES BE LIABLE TO LICENSOR COVERED PARTIES FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER LICENSEE KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

13.	Indemnification
13.1	Indemnification Obligation

Subject to Section 13.2, Licensee agrees to hold harmless, defend and indemnify Licensor, the university system it governs, its member institutions, its Regents, officers, employees, students and agents (the “Indemnified Parties”, or an “Indemnified Party”) from and against any liabilities, damages, causes of action, suits, judgments, liens, penalties, fines, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) (collectively “Liabilities”) resulting from claims or demands brought by third parties against an Indemnified Party on account of any injury or death of persons, damage to property, or any other damage or loss arising out of the exercise or practice by or under authority of Licensee, its Affiliates or their Sublicensees, or third party wholesalers or distributors, or physicians, hospitals or other healthcare providers who purchase a Licensed Product, of the rights granted hereunder.

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13.2	Conditions of Indemnification

Licensee shall have no responsibility or obligation under Section 13.1 for any Liabilities to the extent caused by the gross negligence or willful misconduct by an Indemnified Party. Obligations to indemnify, and hold harmless under Section 13.1 are subject to: (a) to the extent authorized by the Texas Constitution and the laws of the State of Texas, and subject to the statutory duties of the Texas Attorney General, the Indemnified Party giving Licensee control of the defense and settlement of the claim and demand; and (b) to the extent authorized by the Texas Constitution and the laws of the State of Texas and subject to statutory duties of the Texas Attorney General, the Indemnified Party providing assistance reasonably requested by Licensee, at Licensee’s expense.

14.	Insurance
14.1	Insurance Requirements

Prior to any Licensed Product being used in humans or sold (including for the purpose of obtaining regulatory approvals), by Licensee, an Affiliate, or by a Sublicensee, and for a period of five years after the Agreement expires or is terminated, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance or an equivalent program of self-insurance in commercially reasonable and appropriate amounts for the Licensed Product being used or sold. Licensee shall use commercially reasonable efforts to have Licensor named as an additional insured party. Such commercial general liability insurance shall provide, without limitation: (i) product liability coverage; (ii) broad form contractual liability coverage for Licensee’s indemnification under the Agreement; and (iii) coverage for litigation costs.

14.2	Evidence of Insurance and Notice of Changes

Upon request by Licensor, Licensee shall provide Licensor with written evidence of such insurance. Additionally, Licensee shall provide Licensor with written notice of at least 30 days prior to Licensee cancelling, not renewing, or materially changing such insurance.

15.	Assignment

*Confidential Treatment Requested.

The Agreement may not be assigned by Licensee without the prior written consent of Licensor, which consent will not be unreasonably withheld; provided, however, that Licensee shall be permitted to assign this Agreement to (i) any of its Affiliates, [*]. A Change of Control shall be considered an assignment of the Agreement. For any permitted assignment to be effective, (a) the Licensee must be in good standing under this Agreement, (b) the assignment fee, if applicable, shall be payable as specified in Section 3.1(e) of the Agreement (c) the assignee must assume in writing all of Licensee’s interests, rights, duties and obligations under the Agreement and agree to comply with all terms and conditions of the Agreement as if the assignee were an original Party to the Agreement and, (d) provide written notice to the Licensor of such assignment no less

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than 15 days after completion of such assignment. Any such assignment must be of all rights and obligations of Licensee, such that there is only one existing Licensee at any one time.

16.	Governmental Markings
16.1	Patent Markings

To the extent reasonably practical, Licensee agrees to mark, and shall use commercially reasonable efforts to ensure that its Affiliates, licensees, and sublicensees mark, all Licensed Products with the number of any applicable patent(s) licensed hereunder as part of the Patent Rights in accordance with each country’s patent marking laws, including Title 35, U.S. Code, or if such marking is not practicable, shall so mark the accompanying outer box or product insert for Licensed Products accordingly.

16.2	Governmental Approvals and Marketing of Licensed Products

Licensee will be responsible for obtaining all necessary Governmental approvals for the development, production, distribution, sale, and use of any Licensed Product, at Licensee’s expense, including, without limitation, any safety studies. Licensee will have sole responsibility for any warning labels, packaging and instructions as to the use and the quality control for any Licensed Product.

16.3	Foreign Registration and Laws

Licensee agrees to register the Agreement with any foreign governmental agency that requires such registration; and Licensee will pay all costs and legal fees in connection with such registration. Licensee is responsible for compliance with all foreign laws affecting the Agreement or the Sale of Licensed Products to the extent there is no conflict with United States law, in which case United States law will control.

17.	Use of Name

Licensee will not use the name, trademarks or other marks of Licensor (or the name of the university system it governs, its member institutions, any of its Regents or employees) without the advance written consent of Licensor; provided however, in connection with describing the Agreement to existing and prospective investors and Sublicensees, Licensee may identify Licensor’s name as the licensor. Licensor may use Licensee’s name and logo for annual reports, brochures, website, and internal reports without prior consent.

18.	Notices

Any notice or other communication of the Parties required or permitted to be given or made under the Agreement will be in writing and will be deemed effective when sent in a manner that provides confirmation or acknowledgement of delivery and received at the

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address set forth in Section 18 of the Patent License Agreement (or as changed by written notice pursuant to this Section 18). Notices required under the Agreement may be delivered via E-mail provided such notice is confirmed in writing as indicated.

Notices shall be provided to each Party as specified in the “Contact for Notice” address set forth in Section 18 of the Patent License Agreement. Each Party shall update the other Party in writing with any changes in such contact information.

19.	General Provisions
19.1	Binding Effect

The Agreement is binding upon and inures to the benefit of the Parties hereto, their respective executors, administrators, heirs, permitted assigns, and permitted successors in interest.

19.2	Construction of Agreement

Headings are included for convenience only and will not be used to construe the Agreement. The Parties acknowledge and agree that both Parties substantially participated in negotiating the provisions of the Agreement; therefore, both Parties agree that any ambiguity in the Agreement shall not be construed more favorably toward one Party than the other Party, regardless of which Party primarily drafted the Agreement.

19.3	Counterparts and Signatures

The Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A Party may evidence its execution and delivery of the Agreement by transmission of a signed copy of the Agreement via facsimile or email.

19.4	Compliance with Laws

Licensee will comply with all applicable federal, state and local laws and regulations, including, without limitation, all export laws and regulations.

19.5	Governing Law

The Agreement will be construed and enforced in accordance with laws of the U.S. and the State of Texas, without regard to choice of law and conflicts of law principles.

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19.6	Modification

Any modification of the Agreement will be effective only if it is in writing and signed by duly authorized representatives of both Parties. No modification will be made by email communications.

19.7	Severability

If any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the Parties hereto shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties, and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such other provisions in any other jurisdiction, so long as the essential essence of the Agreement remains enforceable.

19.8	Third Party Beneficiaries

Nothing in the Agreement, express or implied, is intended to confer any benefits, rights or remedies on any entity, other than the Parties and their permitted successors and assigns. However, if there is a joint owner of any Patent Rights identified in Section 1 of the Patent License Agreement (other than Licensee), then Licensee hereby agrees that the following provisions of these Terms and Conditions extend to the benefit of the co-owner identified therein (excluding the Licensee to the extent it is a co-owner) as if such co-owner was identified in each reference to the Licensor but only if such co-owner is bound by all of Licensor’s obligations under this Agreement: the retained rights under clause (b) of Section 2.1; Section 11.3 (Licensor Disclaimers); Section 12 (Limitation of Liability); Section 13 (Indemnification); Section 14.1 (Insurance Requirements); Section 17 (Use of Name); and Section 19.10 (Sovereign Immunity, if applicable).

19.9	Waiver

Neither Party will be deemed to have waived any of its rights under the Agreement unless the waiver is in writing and signed by such Party. No delay or omission of a Party in exercising or enforcing a right or remedy under the Agreement shall operate as a waiver thereof.

19.10	Sovereign Immunity

Nothing in the Agreement shall be deemed or treated as any waiver of Licensor’s sovereign immunity.

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19.11	Entire Agreement

The Agreement constitutes the entire Agreement between the Parties regarding the subject matter hereof, and supersedes all prior written or verbal agreements, representations and understandings relative to such matters.

19.12	Claims Against Licensor for Breach of Agreement

Licensee acknowledges that any claim for breach of the Agreement asserted by Licensee against Licensor shall be subject to Chapter 2260 of the Texas Government Code and that the process provided therein shall be Licensee’s sole and exclusive process for seeking a remedy for any and all alleged breaches of the Agreement by Licensor or the State of Texas.

19.13	Grant of Security. Interest

Licensee hereby grants to Licensor a security interest in and to Licensee’s rights under the Patent License Agreement, as collateral security for the payment by Licensee of any and all sums which may be owed from time to time by Licensee to Licensor. Licensor shall have all rights of a secured party as specified in the Texas Uniform Commercial Code relative to this security interest and the enforcement thereof. Licensee hereby authorizes Licensor to file with the appropriate governmental agencies appropriate UCC-1 financing statements to evidence this security interest.

— END OF EXHIBIT A —

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Schedule 6.2

*Confidential Treatment Requested.

[*]

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Schedule 20.2

Docket No.	Title	Application No.	Registration No.
AEG545/4-002US US	Compositions of Engineered Human Arginases and Methods for Treating Cancer	12/610,685	8,440,184
AEG545/4-002REUS US	Compositions of Engineered Human Arginases and Methods for Treating Cancer	14/711,916 (Reissue of 12/610685)
AEG545/4-002CONUS US	Compositions of Engineered Human Arginases and Methods for Treating Cancer	13/863,448	9,050,340
AEG545/4-002CON2US US	Compositions of Engineered Human Arginases and Methods for Treating Cancer	14/275,259
AEG545/4-002CON3US US	Compositions of Engineered Human Arginases and Methods for Treating Cancer	15/270,955
AEG545/4-002CA Canada	Compositions of Engineered Human Arginases and Methods for Treating Cancer	2742497
AEG545/4-002EP Europe	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002CH Switzerland	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002DE Germany	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1 (DE 6020090375 82.2)	2350273
AEG545/4-002DK Denmark	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002DIVEP Europe	Compositions of Engineered Human Arginases and Methods for Treating Cancer	16163214.6
AEG545/4-002ES Spain	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002FR France	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002GB United Kingdom	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002HK Hong Kong (EP)	Compositions of Engineered Human Arginases and Methods for Treating Cancer	12100429.7	2350273
AEG545/4-002IE Ireland	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-00211 Italy	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002JP Japan	Compositions of Engineered Human Arginases and Methods for Treating Cancer	2011-534855	5695570
AEG545/4-002NL Netherlands	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002ND Norway	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002PL Poland	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002SE Sweden	Compositions of Engineered Human Arginases and Methods for Treating Cancer	09824219.1	2350273
AEG545/4-002TR Turkey	Compositions of Engineered Human Arginases and Methods for Treating Cancer	TR 2016/07968	2350273

AEG545/4-003US US	Methods for Purifying Pegylated Arginase	13/380,776	8,679,479

AEG545/4-004US US	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	13/020,268	8,709,407
AEG545/4-004DIVUS US	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	14/225,518	9,279,119

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Docket No.	Title	Application No.	Registration No.
AEG545/4-004DIV2US US	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	15/052,978
AEG545/4-004AU Australia	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	2011212885	2011212885
AEG545/4-004CA Canada	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	2788689
AEG545/4-004CN China	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	201180013307.X
AEG545/4-004EP Europe	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	11740355.0
AEG545/4-004HK Hong Kong (CN)	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	13106011.7
AEG545/4-0041P Japan	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	2012-552084	5875990
AEG545/4-004KR Korea	Engineered Enzymes with Methionine-Gamma-Lyase Enzymes and Pharmacological Preparations Thereof	10-2012-7023176

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AMENDMENT #1 TO AMENDED AND RESTATED PATENT LICENSE AGREEMENT

This Amendment #1 to Amended and Restated Patent License Agreement (as defined below) is made and entered into as of the date of last signature below (“Amendment Effective Date”) by and between Aeglea BioTherapeutics Inc., a Delaware corporation, with its principal place of business at 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746 (“Licensee”) and the University of Texas at Austin, on behalf of the Board of Regents of the University of Texas System, a not-for-profit organization and agency of the State of Texas, having its principal place of business at 2935 W. Braker Lane, Suite 1.9A (R3500), Austin, Texas 78759 (“Licensor”), each a “Party” and collectively, “Parties”.

Background

A.  Licensor and Licensee entered into an Amended and Restated Patent License Agreement (UTA No. PM1401501) with an Effective Date of January 31st, 2017 (“ARPLA”). Capitalized terms used herein without definition shall have meanings given to them in the ARPLA.

B.  Licensor and Licensee wish to amend the ARPLA as set forth below in order to (i) add in Licensee’s business address and place of incorporation and (ii) update the list of Patent Rights;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties hereby agree as follows:

1.

In Section 1 of the ARPLA, the name of Licensee shall be deleted in its entirety and replaced by the following: Aeglea Biotherapeutics, Inc., a Delaware corporation, with its principal place of business at 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746.

2.	In Section 1 of the ARPLA, the Patent Rights table should be deleted in its entirety and replaced with the following:

Patent Rights
App. No./ Date of Filing	Title	Inventor(s)	Jointly Owned? (Y/N; if Y, with whom?)	Prosecution Counsel
US61/871,727 filed 8/29/2013	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
US61/948,106 filed 3/05/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC

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*Confidential Treatment Requested.

US14/472,779 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
South Korea 10-2016-7008299 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
PCT/US2014/0 53374 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
JP 2016-537886 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Israel 244263 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Europe 14839001.6 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
China 201480054224.9 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Canada 2,922,557 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Australia 2014312168 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
US 61/871,768 filed 8/29/2013	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
US 14/472,750 Issued as 9,481,877 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC

Licensee:  Aeglea BioTherapeutics, Inc.CONFIDENTIALExclusive PLA

The University of Texas at AustinPage 2Agreement No. PA1401502

*Confidential Treatment Requested.

US 15/297,102 Issued as 9,624,484 filed 10/18/2016	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
US 15/451,349 filed 3/06/2017	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
South Korea 10-2016-7007045 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
PCT/US2014/0 53359 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
JP 2016-537882 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Israel 244261 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Europe 14841106.9 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
China 201480050681.0 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC

Licensee:  Aeglea BioTherapeutics, Inc.CONFIDENTIALExclusive PLA

The University of Texas at AustinPage 3Agreement No. PA1401502

*Confidential Treatment Requested.

Canada 2,922,550 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Australia 2014312159 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
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Licensee:  Aeglea BioTherapeutics, Inc.CONFIDENTIALExclusive PLA

The University of Texas at AustinPage 4Agreement No. PA1401502

*Confidential Treatment Requested.

IN WITNESS THEREOF, Licensor and Licensee have entered into this Amendment effective as of the Amendment Effective Date.

THE UNIVERSITY OF TEXAS AT AUSTIN ON BEHALF OF THE BOARD OF REGENTS
OF THE UNIVERSITY OF TEXAS SYSTEM

By:  /s/ Daniel W. Sharp, J.D.
Daniel W. Sharp, J.D.

Associate Vice President for Research and Director, Office of Technology Commercialization

Date: 8/4/17

Aeglea BioTherapeutics, Inc. By: /s/ Anthony Quinn Anthony Quinn, Ph.D. CEO Date: 10 August 2017

Licensee:  Aeglea BioTherapeutics, Inc.CONFIDENTIALExclusive PLA

The University of Texas at AustinPage 5Agreement No. PA1401502

AMENDMENT #2 TO AMENDED AND RESTATED PATENT LICENSE AGREEMENT

This Amendment #2 (the “Amendment”) to the Amended and Restated Patent License Agreement (as defined below) is made and entered into as of the date of last signature below (“Amendment Effective Date”) by and between Aeglea BioTherapeutics, Inc., a Delaware corporation, with its principal place of business at 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746 (“Licensee”) and the University of Texas at Austin, on behalf of the Board of Regents of the University of Texas System, having its principal place of business at 2935 W. Braker Lane, Suite 1.9A (R3500), Austin, Texas 78759 (“Licensor”), each a “Party” and collectively, “Parties”.

Background

A.Licensor and Licensee entered into an Amended and Restated Patent License Agreement (UTA No. PM1401501) with an Effective Date of January 31, 2017, as amended by Amendment #1 (UTA No. PA1401502) effective as of August 10, 2017 (collectively, the “ARPLA”);

B.Licensor and Licensee wish to amend the ARPLA as set forth below in order to revise the diligence milestone deadlines;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties hereby agree as follows:

1.

Intent. Except as expressly provided in this Amendment, the ARPLA will remain unchanged and in full force and effect in accordance with its original terms. Capitalized terms used herein without definition shall have meanings given to them in the ARPLA.

2.	Section 2.4. Section 2.4 (Diligence Milestones table) of the ARPLA is hereby deleted and replaced with the following:

2.4	Diligence Milestones

1

Licensee: Aeglea BioTherapeutics, Inc.CONFIDENTIALAmd. To ARPLA

The University of Texas at AustinAgreement No. PM1401503

*Confidential Treatment Requested.

Diligence Milestones and deadlines (see Section 20.1)	Diligence Milestones	Deadlines
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2

Licensee: Aeglea BioTherapeutics, Inc.CONFIDENTIALAmd. To ARPLA

The University of Texas at AustinAgreement No. PM1401503

*Confidential Treatment Requested.

EXHIBIT 10.12

IN WITNESS THEREOF, Licensor and Licensee have entered into this Amendment effective as of the Amendment Effective Date.

THE UNIVERSITY OF TEXAS AT AUSTIN ON BEHALF OF THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

/s/ Daniel W. Sharp, J.D.
Daniel W. Sharp, J.D.

Associate Vice President for Research and Director, Office of Technology Commercialization

Date: 12/20/2017

Aeglea BioTherapeutics, Inc. /s/ Anthony Quinn Anthony Quinn, M.B Ch.B, Ph.D., FRCP Interim Chief Executive Officer Date: 12/20/2017

AMENDMENT #3 TO AMENDED AND RESTATED PATENT LICENSE AGREEMENT

This Amendment #3 (“Amendment”) to the ARPLA (as defined below) is made and entered into as of the date of last signature below (“Amendment Effective Date”) by and between Aeglea BioTherapeutics Inc., a Delaware corporation, with its principal place of business at 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746 (“Licensee”) and the University of Texas at Austin, on behalf of the Board of Regents of the University of Texas System, an agency of the State of Texas, having its principal place of business at 2935 W. Braker Lane, Suite 1.9A (R3500), Austin, Texas 78759 (“Licensor”), each a “Party” and collectively, “Parties”.

Background

A.  Licensor and Licensee entered into an Amended and Restated Patent License Agreement (UTA No. PM1401501) effective as of January 31st, 2017, as amended by Amendment #1 (UTA No. PA1401502) effective as of August 10, 2017 and Amendment #2 (UTA No. PA1401503) effective as of December 20, 2017 (collectively, the “ARPLA”).

B.  Licensor and Licensee wish to amend the ARPLA as set forth below in order to update the list of Patent Rights and reference an additional sponsored research agreement between the Parties;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties hereby agree as follows:

1.	Intent. Except as expressly provided in this Amendment, the ARPLA will remain unchanged and in full force and effect in accordance with its original terms. Capitalized terms used herein without definition shall have meanings given to them in the ARPLA.

2.	Section 1, Patent Rights Table. In Section 1 of the ARPLA, the Patent Rights table shall be deleted in its entirety and replaced with the following:

Patent Rights
App. No./ Date of Filing	Title	Inventor(s)	Jointly Owned? (Y/N; if Y, with whom?)	Prosecution Counsel
US 61/871,727 filed 8/29/2013	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
US 61/948,106 filed 3/05/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC

Licensee: Aeglea BioTherapeutics, Inc.	4	Exclusive PLA
The University of Texas at Austin	CONFIDENTIAL	Agreement No. PM1401501
US 4915892v.1
		.

US 14/472,779 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
South Korea 10-2016-7008299 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
PCT/US2014/053374 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
JP 2016-537886 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Israel 244263 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Europe 14839001.6 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
China 201480054224.9 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Canada 2,922,557 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
Australia 2014312168 filed 8/29/2014	Engineered Primate Cystine/Cysteine Degrading Enzymes as Antineogenic Agents (6337 GEO)	George Georgiou Everett M. Stone	No	Parker Highlander PLLC
US 61/871,768 filed 8/29/2013	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
US 14/472,750 Issued as 9,481,877 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC

Licensee: Aeglea BioTherapeutics, Inc.	5	Exclusive PLA
The University of Texas at Austin	CONFIDENTIAL	Agreement No. PM1401501
US 4915892v.1
		.

US 15/297,102 Issued as 9,624,484filed 10/18/2016	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
US 15/451,349 filed 3/06/2017	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
South Korea 10-2016-7007045 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
PCT/US2014/053359 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
JP 2016-537882 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Israel 244261 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Europe 14841106.9 filed 8/29/2014 Issued as 3039139 on 10/10/2018	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
China 201480050681.0 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
Canada 2,922,550 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC

Licensee: Aeglea BioTherapeutics, Inc.	6	Exclusive PLA
The University of Texas at Austin	CONFIDENTIAL	Agreement No. PM1401501
US 4915892v.1
		.

Australia 2014312159 filed 8/29/2014	Engineered Primate L-Methionase for Therapeutic Purposes (6314 GEO)	George Georgiou Everett M. Stone Wei-Cheng Lu	No	Parker Highlander PLLC
US Provisional 62/505,527 filed 5/12/2017	Engineered Primate Cystine/Cysteine Degrading Enzymes For Therapeutic Uses (6848 GEO)	George Georgiou Everett M. Stone Shira Cramer	No	Parker Highlander PLLC
US 15/977,246 Filed 5/11/2018	Engineered Primate Cystine/Cysteine Degrading Enzymes For Therapeutic Uses (6848 GEO)	George Georgiou Everett M. Stone Shira Cramer	No	Parker Highlander PLLC
PCT application PCT/US2018/032286 Filed 5/11/2018	Engineered Primate Cystine/Cysteine Degrading Enzymes For Therapeutic Uses (6848 GEO)	George Georgiou Everett M. Stone Shira Cramer	No	Parker Highlander PLLC
US Provisional 62/359,018 filed 7/06/2016	Human-Enzyme Mediated, Depletion of Cystine for Treating Patients with Cystinuria (6961 STO)	Everett M. Stone	No	Parker Highlander PLLC
US 15/643,436 filed 7/06/2017	Human-Enzyme Mediated, Depletion of Cystine for Treating Patients with Cystinuria (6961 STO)	Everett M. Stone	No	Parker Highlander PLLC
PCT application PCT/US2017/040897 filed 7/06/2017	Human-Enzyme Mediated, Depletion of Cystine for Treating Patients with Cystinuria (6961 STO)	Everett M. Stone	No	Parker Highlander PLLC
US Provisional 62/505,493 filed 5/12/2017	Human-Enzyme Mediated, Depletion of Homocysteine for Treating Patients with Homocysteinemia/Homocystinuria (7078 STO)	Everett M. Stone George Georgiou	No	Parker Highlander PLLC
PCT application PCT/US2018/032246 filed 5/11/2018	Human-Enzyme Mediated Depletion Of Homocysteine For Treating Patients With Hyperhomocysteinemia And Homocystinuria (7078 STO)	Everett M. Stone George Georgiou Wei-Cheng Lu	No	Parker Highlander PLLC
US 15/977,299 filed 5/11/2018	Human-Enzyme Mediated Depletion Of Homocysteine For Treating Patients With Hyperhomocysteinemia And Homocystinuria (7078 STO)	Everett M. Stone George Georgiou Wei-Cheng Lu	No	Parker Highlander PLLC

Licensee: Aeglea BioTherapeutics, Inc.	7	Exclusive PLA
The University of Texas at Austin	CONFIDENTIAL	Agreement No. PM1401501
US 4915892v.1
		.

US Provisional 62/751,197 filed 10/26/2018	ENGINEERED PRIMATE CYSTINE/CYSTEINE DEGRADING ENZYMES FOR THERAPEUTIC USES (7387 STO)	Everett M. Stone Wei-Cheng Lu Christos Karamitros	No	Parker Highlander PLLC

3.	Section 20.3. Section 20.3 of the ARPLA shall be deleted in its entirety and replaced by the following:

20.3  If the Parties mutually determine that the rights granted by this Patent License Agreement are essential to the Licensee’s use of any University Invention arising under Sponsored Research Agreement UTA13-001113 or Sponsored Research Agreement UTA18-001200, then such University Invention shall be included in this Patent License Agreement, upon Licensee’s payment to Licensor of a fee of $10,000.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS THEREOF, Licensor and Licensee have entered into this Amendment effective as of the Amendment Effective Date.

THE UNIVERSITY OF TEXAS AT AUSTIN ON BEHALF OF THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By: /s/ Les Nichols

Les Nichols

Interim Director

Office of Technology Commercialization

Date: 11/27/2018

AEGLEA BIOTHERAPEUTICS, INC By: /s/ Anthony Quinn Anthony Quinn, Ph.D. CEO Date: 12/6/18

Licensee: Aeglea BioTherapeutics, Inc.	8	Exclusive PLA
The University of Texas at Austin	CONFIDENTIAL	Agreement No. PM1401501
US 4915892v.1
		.